American Funds U.S. Government Money Market Fund
March 31, 2016
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2 complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$-
Class B	$-
Class C	$-
Class F-1	$-
Class F-2	$-
Total	$0
Class 529-A	$-
Class 529-B	$-
Class 529-C	$-
Class 529-E	$-
Class 529-F-1	$-
Class R-1	$-
Class R-2	$-
Class R-2E	$-
Class R-3	$-
Class R-4	$-
Class R-5	$-
Class R-5E	$-
Class R-6	$-
Total	$0
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$-
Class B	$-
Class C	$-
Class F-1	$-
Class F-2	$-
Class 529-A	$-
Class 529-B	$-
Class 529-C	$-
Class 529-E	$-
Class 529-F-1	$-
Class R-1	$-
Class R-2	$-
Class R-2E	$-
Class R-3	$-
Class R-4	$-
Class R-5	$-
Class R-5E	$-
Class R-6	$-
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	12,444,038
Class B	16,897
Class C	284,421
Class F-1	180,003
Class F-2	25,724
Total	12,951,083
Class 529-A	972,593
Class 529-B	4,108
Class 529-C	212,594
Class 529-E	55,383
Class 529-F-1	70,863
Class R-1	42,188
Class R-2	999,014
Class R-2E	6,742
Class R-3	985,303
Class R-4	692,671
Class R-5	323,212
Class R-5E	10
Class R-6	304,505
Total	4,669,186
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$1.0000
Class B	$1.0000
Class C	$1.0000
Class F-1	$1.0000
Class F-2	$1.0000
Class 529-A	$1.0000
Class 529-B	$1.0000
Class 529-C	$1.0000
Class 529-E	$1.0000
Class 529-F-1	$1.0000
Class R-1	$1.0000
Class R-2	$1.0000
Class R-2E	$1.0000
Class R-3	$1.0000
Class R-4	$1.0000
Class R-5	$1.0000
Class R-5E	$1.0000
Class R-6	$1.0000